Exhibit 99.1

SUMMARY OF RETIREMENT ARRANGEMENT

FOR LINDA HUETT

Effective December 31, 2006

Subject to Ms. Linda Huett continuing in the employment of the Company as an advisor, not voluntarily terminating her employment in as an advisor prior to December 31, 2007 and terminating her Continuity Agreement as of December 30, 2006, Ms. Huett shall receive the following arrangement:

1.	Base Salary: A base salary equal to $300,000 per annum.

2.	Retirement Bonus: A fixed bonus payable in first quarter 2008 equal to $75,000.

3.	2007 Performance Bonus: A performance target bonus payable in the first quarter 2008 of 75% of her 2007 base salary.

4.	Relocation Allowance: Relocation allowance of $75,000 grossed up for federal, state and local tax liability, plus business class airfare to the U.K. All shipping charges to be directly paid by the Company.

5.	COBRA Allowance: Payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for 18 months starting December 31, 2007, grossed up for federal, state and local tax liability.

6.	Tax Preparation Costs: Costs of tax preparation of federal, state and local tax returns for 2006 and 2007.